Exhibit 99.1

Ladder Capital Corp Reports Results for the Quarter Ended March 31, 2021

NEW YORK--(BUSINESS WIRE)--May 6, 2021--Ladder Capital Corp (NYSE: LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended March 31, 2021. GAAP loss before taxes for the three months ended March 31, 2021 was $0.3 million, and diluted earnings per share was $0.00. Distributable earnings was $3.2 million, or $0.04 of distributable EPS.

“After a year of achieving stated goals to reduce leverage, raise liquidity, and proactively manage our balance sheet in 2020, the first quarter of 2021 marks the time when we pivoted from managing existing assets, to focus on replacing and growing durable income streams in the quarters ahead, as we grow our earnings base,” said Brian Harris, Ladder’s Chief Executive Officer.

Supplemental

The Company issued a supplemental presentation detailing its first quarter 2021 operating results, which can be viewed at http://ir.laddercapital.com.

Conference Call and Webcast

We will host a conference call on Thursday, May 6, 2021 at 5:00 p.m. Eastern Time to discuss first quarter 2021 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, May 6, 2021 through midnight Thursday, May 20, 2021. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13718429. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.

About Ladder

Ladder Capital Corp is an internally-managed commercial real estate investment trust with $5.4 billion of assets as of March 31, 2021. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns. As one of the nation’s leading commercial real estate capital providers, we specialize in underwriting commercial real estate and offering flexible capital solutions within a sophisticated platform.

Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Our investment activities include: (i) our primary business of originating senior first mortgage fixed and floating rate loans collateralized by commercial real estate with flexible loan structures; (ii) investing in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) owning and operating commercial real estate, including net leased commercial properties.

Founded in 2008, and led by Brian Harris, the Company’s Chief Executive Officer, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Members of Ladder’s management and board of directors are highly aligned with the Company’s investors, owning over 10% of the Company’s equity.

Forward-Looking Statements & Coronavirus Risk

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results, including the impact of the COVID-19 pandemic on the Company's business. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp
Consolidated Balance Sheets
(Dollars in Thousands)

	March 31, 2021(1)	December 31, 2020(1)
	(Unaudited)
Assets
Cash and cash equivalents	$1,305,686	$1,254,432
Restricted cash	146,373	29,852
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans receivable	2,007,730	2,354,059
Allowance for credit losses	(36,241)	(41,507)
Mortgage loan receivables held for sale	71,482	30,518
Real estate securities	764,083	1,058,298
Real estate and related lease intangibles, net	976,971	985,304
Investments in and advances to unconsolidated joint ventures	44,508	46,253
Derivative instruments	301	299
Accrued interest receivable	13,335	16,088
Other assets	111,583	147,633
Total assets	$5,405,811	$5,881,229
Liabilities and Equity
Liabilities
Debt obligations, net	$3,767,819	$4,209,864
Dividends payable	26,530	27,537
Accrued expenses	27,001	43,876
Other liabilities	53,622	51,527
Total liabilities	3,874,972	4,332,804
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 126,852,765 and 126,852,765 shares issued and 126,342,094 and 126,378,715 shares outstanding	127	127
Additional paid-in capital	1,785,350	1,780,074
Treasury stock, 510,671 and 474,050 shares, at cost	(67,495)	(62,859)
Retained earnings (dividends in excess of earnings)	(188,763)	(163,717)
Accumulated other comprehensive income (loss)	(3,614)	(10,463)
Total shareholders’ equity	1,525,605	1,543,162
Noncontrolling interest in consolidated joint ventures	5,234	5,263
Total equity	1,530,839	1,548,425
Total liabilities and equity	$5,405,811	$5,881,229
(1)	Includes amounts relating to consolidated variable interest entities.

Ladder Capital Corp
Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Dividend Data)

	Three Months Ended March 31,
	2021	2020

Net interest income
Interest income	$39,287	$72,589
Interest expense	45,973	51,401
Net interest income	(6,686)	21,188
Provision for (release of) loan loss reserves	(4,251)	26,581
Net interest income (expense) after provision for (release of) loan losses	(2,435)	(5,393)
Other income (loss)
Operating lease income	24,159	26,328
Sale of loans, net	—	1,005
Realized gain (loss) on securities	579	3,011
Unrealized gain (loss) on equity securities	—	(533)
Unrealized gain (loss) on Agency interest-only securities	(20)	76
Realized gain (loss) on sale of real estate, net	—	10,529
Fee and other income	3,284	1,519
Net result from derivative transactions	4,771	(15,435)
Earnings (loss) from investment in unconsolidated joint ventures	436	441
Gain (loss) on extinguishment of debt	—	2,061
Total other income (loss)	33,209	29,002
Costs and expenses
Salaries and employee benefits	9,533	17,021
Operating expenses	4,241	5,794
Real estate operating expenses	6,211	7,948
Fee expense	1,599	1,439
Depreciation and amortization	9,536	10,009
Total costs and expenses	31,120	42,211
Income (loss) before taxes	(346)	(18,602)
Income tax expense (benefit)	(778)	(4,541)
Net income (loss)	432	(14,061)
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	(240)	(1,519)
Net (income) loss attributable to noncontrolling interest in operating partnership	—	(148)
Net income (loss) attributable to Class A common shareholders	$192	$(15,728)

Earnings per share:
Basic	$—	$(0.15)
Diluted	$—	$(0.15)

Weighted average shares outstanding:
Basic	123,974,970	106,329,796
Diluted	124,324,683	106,329,796

Dividends per share of Class A common stock:	$0.200	$0.340

Non-GAAP Financial Measures

For the fourth quarter of 2020, the Company began utilizing distributable earnings, distributable EPS, and after-tax distributable return on average equity (“ROAE”), non-GAAP financial measures, as supplemental measures of our operating performance. We believe distributable earnings, distributable EPS, and after-tax distributable ROAE assist investors in comparing our operating performance and our ability to pay dividends across reporting periods on a more relevant and consistent basis by excluding from GAAP measures certain non-cash expenses and unrealized results as well as eliminating timing differences related to securitization gains and changes in the values of assets and derivatives. In addition, we use distributable earnings, distributable EPS and distributable ROAE: (i) to evaluate our earnings from operations, (ii) because management believes that it may be a useful performance measure for us and (iii) our board of directors considers distributable earnings in determining the amount of quarterly dividends. Distributable earnings replaced our prior presentation of core earnings, and core earnings presentations from prior reporting periods have been recast as distributable earnings.

We define distributable earnings as income before taxes adjusted for: (i) real estate depreciation and amortization; (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period; (iii) unrealized gains/(losses) related to our investments in fair value securities and passive interest in unconsolidated joint ventures; (iv) economic gains on loan sales not recognized under GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent periods; (v) unrealized provision for loan losses and unrealized real estate impairment; (vi) realized provisions for loan losses and realized real estate impairment; (vii) non-cash stock-based compensation; and (viii) certain transactional items. For the purpose of computing distributable earnings, management recognizes loan and real estate losses as being realized generally in the period in which the asset is sold or the Company determines a decline in value to be non-recoverable and the loss to be nearly certain.

Distributable EPS is defined as after-tax distributable earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in distributable earnings and after-tax distributable earnings. As of September 30, 2020, all Class B shares had been converted into Class A shares.

For distributable earnings, we include adjustments for economic gains on loan sales not recognized under GAAP accounting for which risk has substantially transferred during the period and exclusion of resultant GAAP recognition of the related economics during the subsequent periods. This adjustment is reflected in distributable earnings when there is a true risk transfer on the mortgage loan transfer and settlement. Historically, this adjustment has represented the impact of economic gains/(discounts) on intercompany loans secured by our own real estate which we had not previously recognized because such gains were eliminated in consolidation. Conversely, if the economic risk was not substantially transferred, no adjustments to net income would be made relating to those transactions for distributable earnings purposes. Management believes recognizing these amounts for distributable earnings purposes in the period of transfer of economic risk is a reasonable supplemental measure of our performance.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from distributable earnings until the related asset is sold and the hedge position is considered “closed,” whereupon they would then be included in distributable earnings in that period. These are reflected as “Adjustments for unrecognized derivative results” for purposes of computing distributable earnings for the period. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and changes in the fair value of the derivatives used to hedge such assets.

Our investments in Agency interest-only securities and equity securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the fair value securities adjusts for timing differences between when we recognize changes in the fair values of our assets. With regard to securities valuation, distributable earnings includes a decline in fair value deemed to be an other-than-temporary impairment for GAAP purposes only if the decline is determined to be nearly certain to be eventually realized. In those cases, an impairment is included in distributable earnings for the period in which such determination was made.

Set forth below is an unaudited reconciliation of net income to after-tax distributable earnings, and an unaudited computation of distributable EPS (in thousands, except per share data):

	Three Months Ended March 31,
	2021	2020

Net income (loss)	$432	$(14,061)
Income tax expense (benefit)	(778)	(4,541)
Income (loss) before taxes	(346)	(18,602)
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures (GAAP)(1)	(240)	(1,523)
Our share of real estate depreciation, amortization and gain adjustments (2)	8,424	1,373
Adjustments for unrecognized derivative results (3)	(6,096)	17,590
Unrealized (gain) loss on fair value securities	20	1,512
Adjustment for economic gain on loan sales not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization	415	(233)
Adjustment for impairment (4)	(4,251)	18,581
Non-cash stock-based compensation	5,298	12,158
Distributable earnings	3,224	30,856
Estimated corporate tax benefit (expense)(5)	1,811	288
After-tax distributable earnings	$5,035	$31,144
Adjusted weighted average diluted shares outstanding(6)	124,325	118,917
Distributable EPS	$0.04	$0.26
(1)

Prior to the final exchanges of the Continuing LCFH Limited Partners into Class A shares in the third quarter of 2020, we considered the Class A common shareholders of the Company and Continuing LCFH Limited Partners to have had fundamentally equivalent interests in our pre-tax earnings. Accordingly, for purposes of computing distributable earnings we start with pre-tax earnings and adjust for other noncontrolling interest in consolidated joint ventures, but we did not adjust for amounts attributable to noncontrolling interest held by Continuing LCFH Limited Partners. As of March 31, 2021, there are no remaining Continuing LCFH Limited Partners. For the three months ended March 31, 2021, $4 thousand was included within net (income) loss attributable to noncontrolling interest in consolidated joint ventures on the consolidated statements of income. For the three months ended March 31, 2020, $4 thousand of net income was included within net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income.

(2)

The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of distributable earnings in the preceding table ($ in thousands):

	Three Months Ended March 31,
	2021	2020
Total GAAP depreciation and amortization	$9,536	$10,009
Less: Depreciation and amortization related to non-rental property fixed assets	(25)	(25)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization and unrecognized passive interest in unconsolidated joint ventures	(609)	(592)
Our share of real estate depreciation and amortization	8,902	9,392
Realized gain from accumulated depreciation and amortization on real estate sold (refer to below)	—	(9,639)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization on real estate sold	—	2,146
Our share of accumulated depreciation and amortization on real estate sold	—	(7,493)
Less: Operating lease income on above/below market lease intangible amortization	(478)	(526)
Our share of real estate depreciation, amortization and gain adjustments	$8,424	$1,373
GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of distributable earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gains/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in distributable earnings ($ in thousands):

	Three Months Ended March 31,
	2021	2020
GAAP realized gain (loss) on sale of real estate, net	$—	$10,529
Adjusted gain/loss on sale of real estate for purposes of distributable earnings	—	(3,036)
Our share of accumulated depreciation and amortization on real estate sold	$—	$7,493
(3)

The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of distributable earnings in the preceding table ($ in thousands):

	Three Months Ended March 31,
	2021	2020
Net results from derivative transactions	$4,771	$(15,435)
Hedging interest expense	998	532
Hedging realized result	327	(2,687)
Adjustments for unrecognized derivative results	$6,096	$(17,590)
(4)

For the three months ended March 31, 2021, the Company recorded a release of CECL provision for loan loss of $4.3 million. For the three months ended March 31, 2020, the Company recorded a total CECL provision for loan loss of $26.6 million, of which $8.0 million was determined to be non-recoverable. The adjustments reflect the portion of such loan loss provision that management has determined to be recoverable, and therefore both additional provisions and releases of those provisions are excluded from distributable earnings.

(5)	Estimated corporate tax benefit (expense) is based on effective tax rate applied to distributable earnings generated by the activity within our taxable REIT subsidiary.

(6)	Set forth below is an unaudited reconciliation of weighted average diluted shares outstanding to adjusted weighted average diluted shares outstanding (in thousands):
	Three Months Ended March 31,
	2021	2020
Weighted average diluted shares outstanding	124,325	106,330
Weighted average shares issuable to converted Class B shareholders	—	12,587
Adjusted weighted average diluted shares outstanding	124,325	118,917

After-tax distributable ROAE is presented on an annualized basis and is defined as after-tax distributable earnings divided by the average total shareholders’ equity and noncontrolling interest in operating partnership during the period. The inclusion of noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in after-tax distributable earnings. Set forth below is an unaudited computation of after-tax distributable ROAE ($ in thousands):

	Three Months Ended March 31,
	2021	2020
After-tax distributable earnings	$5,035	$31,144
Average shareholders’ equity and NCI in operating partnership	1,534,384	1,561,994
After-tax distributable ROAE	1.3%	8.0%

Non-GAAP Measures - Limitations

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  distributable earnings, distributable EPS and after-tax distributable ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  distributable EPS and after-tax distributable ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Our actual tax rate may differ materially from this estimate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity.

In addition, distributable earnings should not be considered to be the equivalent to REIT taxable income calculated to determine the minimum amount of dividends the Company is required to distribute to shareholders to maintain REIT status. In order for the Company to maintain its qualification as a REIT under the Code, we must annually distribute at least 90% of our REIT taxable income. The Company has declared, and intends to continue declaring, regular quarterly distributions to its shareholders in an amount approximating the REIT’s net taxable income.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Contacts

Investors
Ladder Capital Corp Investor Relations
(917) 369-3207
investor.relations@laddercapital.com